Exhibit 10.1
EXECUTION COPY
     AMENDMENT AND RESTATEMENT AGREEMENT dated as of November 5, 2010 (this “Agreement”), to the CREDIT AGREEMENT dated as of July 25, 2007 (the “Original Credit Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation, COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation, the Subsidiary Guarantors listed on the signature pages hereto, the Lenders listed on the signature pages hereto and CREDIT SUISSE AG, as Administrative Agent and Collateral Agent.
PRELIMINARY STATEMENT
     The Borrower has requested that the Original Credit Agreement be amended and restated in the form attached hereto as Exhibit A (as so amended and restated, the “Restated Credit Agreement”), to, among other things (a) extend the maturity of, and modify the pricing terms with respect to, a portion of the Existing Term Loans and (b) permit the Borrower and its Subsidiaries, subject to conditions set forth in the Restated Credit Agreement, to incur Indebtedness that is secured on a pari passu basis with the Obligations.
     On the Restatement Effective Date (as defined below), certain of the terms of the Existing Term Loans of each Term Lender that approves this Agreement and elects to convert all (or a portion) of its Existing Term Loans into Extended Term Loans by executing and delivering to the Administrative Agent (or its counsel), on or prior to 6:00 p.m., New York City time, on November 4, 2010 (the “Delivery Time”), a signature page to this Agreement designating itself as an “Extended Term Loan Lender” will be modified as set forth herein.
     Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statement hereto) shall have the meanings assigned thereto in the Restated Credit Agreement. The provisions of Section 1.02 of the Restated Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
          SECTION 2. Amendment and Restatement of the Credit Agreement. Effective as of the Restatement Effective Date, the Original Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit A.
          SECTION 3. Amendment and Restatement of the Guarantee and Collateral Agreement. Effective as of the Restatement Effective Date, the Guarantee and Collateral Agreement (as in effect immediately prior to the Restatement Effective Date, the “Existing Guarantee and Collateral Agreement”) is hereby amended and restated in the form attached hereto as Exhibit B (as so amended and restated, the “Restated Guarantee and Collateral Agreement”).
          SECTION 4. Concerning the Term Loans. (a) Subject to the terms and conditions set forth herein and in the Restated Credit Agreement, as of the Restatement Effective Date, each Extended Term Loan Lender agrees that (i) 100% of its Existing Term Loans or (ii) such lesser principal amount of its Existing Term Loans as may be specified by such Extended Term Loan Lender on its executed counterpart of this Agreement will be converted into Extended Term Loans of like outstanding principal amount, provided that, in the event that the aggregate principal amount of the Existing Term Loans which Extended Term Loan Lenders agree to convert into Extended Term Loans in accordance with the foregoing clauses (i) or (ii) (such aggregate Existing Term Loans so agreed to be extended, the “Designated Existing Term Loans”) immediately prior to such conversion is greater than $1,500,000,000, the Borrower may (but shall not be obligated to) elect, by written notice to the Administrative Agent, to cause less than all (but not less than $1,500,000,000 aggregate principal amount) of the Designated Existing Term Loans to become Extended Term Loans, such allocation to be made on a pro rata basis among the Extended Term Loan Lenders, such that the same proportion of each Extended Term Loan Lender’s Designated Existing Term Loans are so converted into Extended Term Loans (such election, a “Pro Rata Allocation Election”).
          (b) In the event the Borrower makes a Pro Rata Allocation Election, if any Extended Term Loan Lender holds, immediately prior to the conversion of such Lender’s Existing Term Loans into Extended Term Loans, both (i) Existing Funded Term Loans and (ii) Existing Delayed Draw Term Loans, then a portion of each shall be converted into Extended Term Loans, such that (A) the ratio of Non-Extended Funded Term Loans to Non-Extended Delayed Draw Term Loans held by such Lender immediately following such conversion is the same as (B) the ratio of Existing Funded Term Loans to Existing Delayed Draw Term Loans held by such Lender had been immediately prior to such conversion.
          (c) In the event the Borrower makes a Pro Rata Allocation Election, then, if any Extended Term Loan Lender holds, immediately prior to the conversion of such Lender’s Existing Term Loans into Extended Term Loans, Existing Funded Term Loans or Existing Delayed Draw Term Loans (i) of more than one Type or (ii) in the case of Eurodollar Loans, having more than one Interest Period, then a portion of such Existing Funded Term Loans or Existing Delayed Draw Term Loans, as applicable, (A) of each such Type and (B) if applicable, subject to each such Interest Period, shall be converted into Extended Term Loans, in each case such that, (1) the proportion of such Extended Term Loan Lender’s aggregate Non-Extended Funded Term Loans or Non-Extended Delayed Draw Term Loans, as applicable, constituted by any Loans that are of the same Type and subject to the same Interest Period immediately following such conversion shall be the same as (2) the proportion of such Extended Term Loan Lender’s total Existing Funded Term Loans or Existing Delayed Draw Term Loans, as applicable, constituted by Loans of such Type and subject to such Interest Period had been immediately prior to such conversion.

          (d) The Existing Funded Term Loans of any Lender that are not converted into Extended Term Loans shall constitute “Non-Extended Funded Term Loans”, and the Existing Delayed Draw Term Loans of any Lender that are not converted into Extended Term Loans shall constitute “Non-Extended Delayed Draw Term Loans”, and shall in each case, following the Restatement Effective Date, continue to be in effect and outstanding under the Restated Credit Agreement on the terms and conditions set forth therein.
          (e) None of the transactions set forth in this Section 4 shall be deemed to be a conversion of any Term Loan into a Loan of a different Type or with a different Interest Period or a payment or prepayment of any Term Loan, and the parties hereto hereby agree that no breakage or similar costs will accrue solely as a result of the transactions contemplated by this Section 4.
          SECTION 5. Representations and Warranties. Each of Parent, the Borrower and each Subsidiary Guarantor hereby represents and warrants to each other party hereto that:
          (a) The representations and warranties set forth in Article III of the Restated Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Restatement Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
          (b) No Default or Event of Default has occurred and is continuing.
          (c) None of the Security Documents in effect on the Restatement Effective Date will be rendered invalid, non-binding or unenforceable against any Loan Party as a result of this Agreement. The Guarantees created under such Security Documents will continue to guarantee the Obligations (as the Obligations are modified hereunder) to the same extent as they guaranteed the Obligations immediately prior to the Restatement Effective Date. The Liens created under such Security Documents will continue to secure the Obligations (as the Obligations are modified hereunder), and, subject to clause (g) below, will continue to be perfected, in each case, to the same extent as they secured the Obligations or were perfected immediately prior to the Restatement Effective Date.
          SECTION 6. Effectiveness. This Agreement shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Restatement Effective Date”):
          (a) The Administrative Agent shall have received counterparts hereof duly executed and delivered by Parent, the Borrower, each Subsidiary Loan Party and the Required Lenders.
          (b) The Administrative Agent shall have received a favorable written opinion of (i) Kirkland & Ellis LLP, counsel for Parent and the Borrower, substantially to the effect set forth on Exhibit C-1 and (ii) the general counsel of Parent, substantially to the effect set forth in Exhibit C-2.
          (c) The Administrative Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of its state of organization; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of (1) the by-laws (or equivalent thereof) and (2) the certificate or articles of incorporation, certified as of a recent date by the Secretary of State of the applicable state of organization, in each case of such Loan Party as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (or, if such by-laws (or equivalent thereof) or certificate or articles of incorporation have not been amended or modified since any delivery thereof to the Administrative Agent on the Closing Date, certifying that no such amendment or modification has occurred), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent thereof) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent may reasonably request.
          (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Restated Credit Agreement.
          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
          (f) The Security Documents shall be in full force and effect on the Restatement Effective Date, and the Collateral Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.
          (g) Each of the Security Documents relating to each of the Mortgaged Properties shall be in full force and effect, each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02 of the Restated Credit Agreement, each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(c) of the Restated Credit Agreement (or a lender’s title insurance policy, in form and substance reasonably acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged

Property (subject to any Lien permitted by Section 6.02 of the Restated Credit Agreement) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02 of the Restated Credit Agreement, together with such legal opinions as are required to be furnished pursuant to the terms of the Mortgages or as may be reasonably requested by the Collateral Agent. Notwithstanding the foregoing, this paragraph (g) may be satisfied on or prior to the date occurring 90 days after the Restatement Effective Date, or such later date as determined in the sole discretion of the Administrative Agent.
          (h) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that transmits its executed counterpart of this Agreement to the Administrative Agent (or its counsel) on or prior to the Delivery Time, of an amendment fee in an amount equal to 0.10% of the aggregate principal amount of the outstanding Loans and unused Commitments of such Lender as of the Restatement Effective Date. Such fees shall be payable in immediately available funds and, once paid, shall not be refundable in whole or in part.
The Administrative Agent shall notify the parties hereto of the Restatement Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied at or prior to 5:00 p.m. New York City time on November 5, 2010.
          SECTION 7. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or any other Secured Party under the Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Restated Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Credit Agreement or any other Loan Document in similar or different circumstances.
          (b) On and after the Restatement Effective Date, each reference in the Restated Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the ‘Credit Agreement” in any other Loan Document, shall be deemed a reference to the Restated Credit Agreement. Additionally, each reference in the Restated Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the

Guarantee and Collateral Agreement in any other Loan Document, shall be deemed a reference to the Restated Guarantee and Collateral Agreement.
          (c) This Agreement shall constitute a “Loan Document” for all purposes of the Original Credit Agreement, the Restated Credit Agreement and the other Loan Documents.
          SECTION 8. Reaffirmation. Each of Parent, the Borrower and each of the Subsidiary Guarantors identified on the signature pages hereto (collectively, Parent, the Borrower and such Subsidiary Guarantors, the “Reaffirming Loan Parties”) hereby acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Agreement and the transactions contemplated hereby. Each Reaffirming Loan Party hereby consents to this Agreement and the transactions contemplated hereby, and hereby confirms its respective guarantees, pledges and grants of security interests, as applicable, under each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated hereby, such guarantees, pledges and grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. Each of the Reaffirming Loan Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to effect the purposes of this Agreement, the transactions contemplated hereby or the Loan Documents and hereby reaffirms its obligations under each provision of each Loan Document to which it is party.
          SECTION 9. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the Loan Documents (including the preparation of this Agreement), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
          SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 11. No Novation. Neither this Agreement nor the effectiveness of the Restated Credit Agreement or the Restated Guarantee and Collateral Agreement shall extinguish the obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Original Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Restated Credit Agreement, the Restated Guarantee and Collateral Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Original Credit Agreement or any Loan Party under the Existing Guarantee and Collateral Agreement or any other Loan Document from any of its obligations and liabilities thereunder. The Original Credit Agreement, the Existing Guarantee and Collateral Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby or thereby in connection herewith or therewith.
          SECTION 12. Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 13. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/ W. Larry Cash
	Name:	W. Larry Cash
	Title:	Executive Vice President and Chief Financial Officer

     IN WITNESS WHEREOF, the undersigned has executed this Agreement on behalf of each Company as of the date above first written.

Abilene Hospital, LLC
Abilene Merger, LLC
Anna Hospital Corporation
Arizona DH, LLC
Berwick Hospital Company, LLC
BH Trans Company, LLC
Big Bend Hospital Corporation
Big Spring Hospital Corporation
Birmingham Holdings, LLC
Birmingham Holdings II, LLC
Bluefield Holdings, LLC
Bluefield Hospital Company, LLC
Bluffton Health System, LLC
Brownsville Hospital Corporation
Brownwood Hospital, L.P.
Brownwood Medical Center, LLC
Carlsbad Medical Center, LLC
Centre Hospital Corporation
CHHS Holdings, LLC
CHS Kentucky Holdings, LLC
CHS Pennsylvania Holdings, LLC
CHS Virginia Holdings, LLC
CHS Washington Holdings, LLC
Claremore Regional Hospital, LLC
Clarksville Holdings, LLC
Cleveland Hospital Corporation
Cleveland Regional Medical Center, L.P.
Cleveland Tennessee Hospital Company, LLC
Clinton Hospital Corporation
Coatesville Hospital Corporation
College Station Hospital, L.P.
College Station Medical Center, LLC
College Station Merger, LLC
Community GP Corp.
Community Health Investment Company, LLC
Community LP Corp.
CP Hospital GP, LLC
CPLP, LLC
Crestwood Hospital, LP, LLC
Crestwood Hospital, LLC
CSMC, LLC
CSRA Holdings, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

Deaconess Holdings, LLC
Deaconess Hospital Holdings, LLC
Deming Hospital Corporation
Desert Hospital Holdings, LLC
Detar Hospital, LLC
DHSC, LLC
DHFW Holdings, LLC
Dukes Health System, LLC
Dyersburg Hospital Corporation
Emporia Hospital Corporation
Evanston Hospital Corporation
Fallbrook Hospital Corporation
Foley Hospital Corporation
Forrest City Arkansas Hospital Company, LLC
Forrest City Clinic Company, LLC
Forrest City Hospital Corporation
Fort Payne Hospital Corporation
Frankfort Health Partner, Inc.
Franklin Hospital Corporation
Gadsden Regional Medical Center, LLC
Galesburg Hospital Corporation
Granbury Hospital Corporation
Granite City Hospital Corporation
Granite City Illinois Hospital Company, LLC
Greenville Hospital Corporation
GRMC Holdings, LLC
Hallmark Healthcare Company, LLC
Hobbs Medco, LLC
Hospital of Barstow, Inc.
Hospital of Fulton, Inc.
Hospital of Louisa, Inc.
Hospital of Morristown, Inc.
Jackson Hospital Corporation (KY)
Jackson Hospital Corporation (TN)
Jourdanton Hospital Corporation
Kay County Hospital Corporation
Kay County Oklahoma Hospital Company, LLC
Kirksville Hospital Company, LLC
Lakeway Hospital Corporation
Lancaster Hospital Corporation
Las Cruces Medical Center, LLC
Lea Regional Hospital, LLC
Lexington Hospital Corporation
Longview Merger, LLC
LRH, LLC
Lutheran Health Network of Indiana, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

Marion Hospital Corporation
Martin Hospital Corporation
Massillon Community Health System LLC
Massillon Health System LLC
Massillon Holdings, LLC
McKenzie Tennessee Hospital Company, LLC
McNairy Hospital Corporation
MCSA, L.L.C.
Medical Center of Brownwood, LLC
Merger Legacy Holdings, LLC
MMC of Nevada, LLC
Moberly Hospital Company, LLC
MWMC Holdings, LLC
National Healthcare of Leesville, Inc.
National Healthcare of Mt. Vernon, Inc.
National Healthcare of Newport, Inc.
Navarro Hospital, L.P.
Navarro Regional, LLC
NC-DSH, LLC
Northampton Hospital Company, LLC
Northwest Hospital, LLC
NOV Holdings, LLC
NRH, LLC
Oak Hill Hospital Corporation
Oro Valley Hospital, LLC
Palmer-Wasilla Health System, LLC
Payson Hospital Corporation
Pennsylvania Hospital Company, LLC
Phillips Hospital Corporation
Phoenixville Hospital Company, LLC
Pottstown Hospital Company, LLC
QHG Georgia Holdings, Inc.
QHG Georgia Holdings II, LLC
QHG Georgia, LP
QHG of Barberton, Inc.
QHG of Bluffton Company, LLC
QHG of Clinton County, Inc.
QHG of Enterprise, Inc.
QHG of Forrest County, Inc.
QHG of Fort Wayne Company, LLC
QHG of Hattiesburg, Inc.
QHG of Massillon, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.
QHG of Springdale, Inc.
QHG of Warsaw Company, LLC
Quorum Health Resources, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

Red Bud Hospital Corporation
Red Bud Illinois Hospital Company, LLC
Regional Hospital of Longview, LLC
River Region Medical Corporation
Roswell Hospital Corporation
Russell County Medical Center, Inc.
Ruston Hospital Corporation
Ruston Louisiana Hospital Company, LLC
SACMC, LLC
Salem Hospital Corporation
San Angelo Community Medical Center, LLC
San Angelo Medical, LLC
San Miguel Hospital Corporation
Shelbyville Hospital Corporation
Siloam Springs Arkansas Hospital Company, LLC
Siloam Springs Holdings, LLC
SouthCrest, L.L.C.
Southern Texas Medical Center, LLC
Spokane Valley Washington Hospital Company, LLC
Spokane Washington Hospital Company, LLC
Tennyson Holdings, LLC
Tooele Hospital Corporation
Triad Healthcare Corporation
Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings V, LLC
Triad Nevada Holdings, LLC
Triad of Alabama, LLC
Triad of Oregon, LLC
Triad-ARMC, LLC
Triad-Denton Hospital GP, LLC
Triad-Denton Hospital, L.P.
Triad-El Dorado, Inc.
Triad-Navarro Regional Hospital Subsidiary, LLC
Triad-South Tulsa Hospital Company, Inc.
VHC Medical, LLC
Vicksburg Healthcare, LLC
Victoria Hospital, LLC
Victoria of Texas, L.P.
Virginia Hospital Company, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

Warren Ohio Hospital Company, LLC
Warren Ohio Rehab Hospital Company, LLC
Watsonville Hospital Corporation
Waukegan Hospital Corporation
Waukegan Illinois Hospital Company, LLC
Weatherford Hospital Corporation
Weatherford Texas Hospital Company, LLC
Webb Hospital Corporation
Webb Hospital Holdings, LLC
Wesley Health System, LLC
West Grove Hospital Company, LLC
WHMC, LLC
Wilkes-Barre Behavioral Hospital Company, LLC
Wilkes-Barre Holdings, LLC
Wilkes-Barre Hospital Company, LLC
Williamston Hospital Corporation
Women & Children’s Hospital, LLC
Woodland Heights Medical Center, LLC
Woodward Health System, LLC
Youngstown Ohio Hospital Company, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,
By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

EXHIBIT A
Form of Amended and Restated Credit Agreement
See Exhibit 10.2 to Community Health Systems, Inc.’s Form 8-K filed on November 9, 2010

EXHIBIT B
Form of Amended and Restated Guarantee and Collateral Agreement
See Exhibit 10.3 to Community Health Systems, Inc.’s Form 8-K filed on November 9, 2010

EXHIBIT C-1
Form of Kirkland & Ellis LLP Opinion

November 5, 2010
Credit Suisse AG,
   as Administrative Agent, Collateral
   Agent, and Issuing Bank
Credit Suisse Securities (USA) LLC,
   as Sole Book Runner
   and Sole Lead Arranger,
Wells Fargo Bank, N.A.,
   as Syndication Agent,
JPMorgan Chase Bank, N.A.,
   as Co-Documentation Agent,
Bank of America, N.A.,
   as Co-Documentation Agent, and
Each of the Lenders party to
   the Credit Agreement described below
Ladies and Gentlemen:
          We are issuing this opinion letter in our capacity as special legal counsel to: (i) CHS/Community Health Systems, Inc., a Delaware corporation (“Borrower”), (ii) Community Health Systems, Inc., a Delaware corporation (“Parent”), and (iii) each of the Subsidiaries listed on the Schedule of Guarantors attached hereto as Schedule E (collectively, the “Guarantors” and each a “Guarantor”) in response to the requirement in Section 6(b) of the Amendment and Restatement Agreement, dated as of even date herewith (the “Amendment Agreement”), among Parent, Borrower, the Guarantors and Credit Suisse, as Administrative Agent and Collateral Agent (the “Agent”), and the Lenders listed on the signature pages thereto, which Amendment Agreement amends and restates (A) the Credit Agreement, dated as of July 25, 2007 (the “Existing Credit Agreement”), among Parent, Borrower, Agent, and the Lenders party thereto (the Existing Credit Agreement, as amended and restated by the Amendment Agreement, the “Credit Agreement”) and (B) the Guarantee and Collateral Agreement, dated as of July 25, 2007 (the “Existing Guarantee and Collateral Agreement”), among Parent, Borrower, the Guarantors and Agent (the Existing Guarantee and Collateral Agreement as amended and restated by the Amendment, the “Guarantee and Collateral Agreement”). Parent, Borrower and the Guarantors are collectively referred to herein as the “Credit Parties” and each a “Credit Party”. References herein to the “Delaware Credit Parties” means each of Parent and Borrower.

November 5, 2010

     Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement. The Agent, the Sole Bookrunner and Sole Lead Arranger, the Syndication Agent, the Co-Documentation Agents, and the Lenders are sometimes referred to herein as “you”. The term “Credit Documents” whenever it is used in this letter means the Amendment Agreement, the Credit Agreement and the Guarantee and Collateral Agreement, in each case in the form executed by the parties thereto on the date hereof.
     The term “Organization Documents” whenever it is used in this letter means the certificate of incorporation and the bylaws of the relevant entity, in each case, as amended through the date hereof.
     Subject to the assumptions, qualifications, exclusions and other limitations that are identified in this letter and in the schedules attached to this letter, we advise you, and, with respect to each legal issue addressed in this letter, it is our opinion, that:
1.	Each of the Delaware Credit Parties is a corporation existing and in good standing under the Delaware General Corporation Law, as in effect on the date hereof (the “DGCL”).
2.	Each of the Delaware Credit Parties has the corporate power to execute and deliver the Amendment Agreement and perform its respective obligations under the Credit Documents to which it is a party.
3.	Each of the boards of directors of each of the Delaware Credit Parties has adopted by requisite vote or action, in accordance with the applicable provisions of its Organization Documents granting such authority to the board of directors, the resolutions necessary to authorize (a) such Delaware Credit Party’s execution and delivery of the Amendment Agreement, and the performance of such Delaware Credit Party’s obligations under, the Credit Documents to which it is a party and (b) the grant by each Delaware Credit Party of the security interests pursuant to the Guarantee and Collateral Agreement.
4.	Each Delaware Credit Party has duly executed and delivered the Amendment Agreement.
5.	Each of the Credit Documents executed by each Credit Party is a valid and binding obligation of each such Credit Party that is a party thereto, and is enforceable against such Credit Party in accordance with its terms.
6.	The execution and delivery by each of the Delaware Credit Parties and, except in the case of paragraph (a), each of the other Credit Parties, of the Amendment Agreement, and the performance of its obligations under each Credit Document, will not (a) violate any existing provisions of the Organization Documents of such Delaware Credit Party, (b) constitute a violation by such Credit Party of any applicable provision of existing statutory law or governmental regulation applicable to such Credit Party and covered by

November 5, 2010

this letter or (c) result in the creation or imposition of (or obligation to create or impose) any Lien on any property of any Credit Party (other than Liens created pursuant to the Loan Documents) under, or result in a breach or other violation of, or constitute a default under, any agreement listed on the Schedule I attached hereto (the “Specified Agreements”) (except we express no opinion with respect to conflicts, breaches or defaults under any agreement which is not a Specified Agreement or with respect to financial covenants or tests).
7.	No Credit Party is presently required to obtain any consent, approval, authorization or order of any State of New York or United States federal court or governmental agency in order to obtain the right to execute and deliver the Amendment Agreement and perform any of the Credit Documents to which it is a party, except for: (a) those obtained or made on or prior to the date hereof, (b) any actions or filings necessary to perfect the liens and security interests granted under the Security Documents or to release existing liens, (c) consents, approvals, authorizations, orders, actions or filings required in connection with ordinary course conduct by such Credit Party of its respective businesses and ownership or operation by such Credit Parties of its assets, (d) consents, approvals, authorizations, orders, actions or filings required under any laws, regulations or governmental requirements as set forth on Schedule C hereto, and (e) any actions or filings that may be required by any banking, insurance or other regulatory statute to which you may be subject (as to which matters we express no opinion).
8.	The execution and delivery of the Amendment Agreement will not, in and of itself, result in the loss of perfection (if any) of any security interest arising under Article 9 of the UCC to the extent that such security interest was and remained perfected under the Existing Guarantee and Collateral Agreement under Article 9 of the UCC immediately prior to such execution and delivery. For the avoidance of doubt, we express no opinion regarding (i) the creation, priority or enforcement of any such security interest, (ii) the effect on such priority of the execution and delivery of the Amendment Agreement, or (iii) the perfection of any such security interest.
     In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Credit Agreement and the other Credit Documents; (iii) factual information provided to us in a support certificate executed by one or more of the Credit Parties; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have examined the originals or copies certified to our satisfaction, of such other corporate records of the Delaware Credit Parties as we deem necessary for or relevant to our opinions, certificates of public officials and the officers of the Delaware Credit Parties and we have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and

November 5, 2010

that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.
     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain factual information about which this letter advises you, we confirm that we do not have any actual knowledge that has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied to us in connection with the preparation of this letter is wrong. The terms “actual knowledge”, “knowledge”, “aware” or similar terms wherever they are used in this letter with respect to our firm mean conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis LLP lawyers who have had significant involvement with negotiation or preparation of the Credit Agreement (herein called “our Designated Transaction Lawyers”): Ashley Gregory.
     Except as set forth in the following sentences of this paragraph, our opinion on every legal issue addressed in this letter (collectively, “our opinions”) is based exclusively on such internal law of the State of New York or such federal law of the United States, which, in each case, is in our experience normally applicable to general business entities not engaged in regulated business activities and to transactions of the type contemplated between the Credit Parties, on the one hand, and you, on the other hand, in the Credit Documents, but without our having made any special investigation as to any other laws. We express no opinion or advice as to any law (a) to which the Credit Parties may be subject as a result of your legal or regulatory status, your sale or transfer of any Loans or other obligations or interests therein or your (as opposed to any other lender’s) involvement in the transactions contemplated by the Credit Documents, (b) identified on Schedule C, or (c) which might be violated by any misrepresentation or omission or a fraudulent act. For purposes of the opinion in paragraph 1, as to existence and good standing, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. For purposes of paragraphs 2 through 4 and 6(a), such opinions are based on the DGCL and we have rendered such opinions based exclusively on our review of the statutory provisions of such statutes as published by Aspen Law & Business, as supplemented through October 15, 2010, without regard to any regulations promulgated thereunder or any judicial or administrative interpretations thereof. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any law or legal issue that is identified in the attached Schedule C or any provision in the Credit Agreement or any of the other Credit Documents of any type identified in Schedule D. Provisions in the Credit Documents that are not excluded by Schedule D or any other part of this letter or its attachments are called the “Relevant Agreement Terms.”

November 5, 2010

     Except to the extent set forth in the preceding paragraph, each of our opinions on each legal issue addressed in this letter represents our opinion as to how the issue addressed in such opinion would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute that may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms of a remedial nature contained in the Credit Documents.
     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at such time, by reason of any change subsequent to such time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.
     You may rely upon this letter only for the purposes served by the provisions in the Amendment Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication that might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter or any portion hereof may not be furnished to anyone for purposes of encouraging or in a manner that might encourage such reliance; provided, however, that financial institutions that subsequently become Lenders under the Credit Agreement in accordance with the assignment provisions thereof may rely on this letter as of the date hereof as if this letter were addressed to them.
Sincerely,

Schedule A
General Qualifications
     The opinions in the letter to which this Schedule is attached (“our letter”) are subject to the qualifications as set forth in this Schedule A.
1.	Bankruptcy and Insolvency Exception. Each of our opinions of our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:
(a)	the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed;

(b)	all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

(c)	state fraudulent transfer and conveyance laws; and

(d)	judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination and the recharacterization of debt.
2.	Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:
(a)	governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

(b)	affording equitable defenses (e.g., waiver, laches, and estoppel) against a party seeking enforcement;

(c)	requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d)	requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

(e)	requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

(f)	requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g)	affording defenses based upon the unconscionability of the enforcing party’s conduct after the parties have entered into the contract.
3.	Other Common Qualifications. Each of our opinions of our letter is subject to the effect of rules of law that:
(a)	limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection (and not choice of law) clauses in contracts are not necessarily binding on the court(s) in the forum selected (except to the extent provided in Section 5-1402 of the New York General Obligations Law);

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	provide a time limitation after which a remedy may not be enforced;

(e)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(f)	relate to the sale or disposition of collateral by a secured creditor or the requirements of a commercially reasonable sale;

(g)	limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy, or for strict product liability or litigation against another party determined adversely to such party or for liabilities arising under the securities laws, or which limit the enforceability of provisions requiring indemnification of a party with respect to litigation between such party and another party from whom indemnification is sought which is determined adversely to the party seeking indemnification;

(h)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(i)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs;

(j)	may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;
(k)	may render guarantees or similar instruments or agreements unenforceable under circumstances where your actions, failures to act or waivers, amendments or replacement of the Credit Documents (i) so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the beneficiary and the Credit Parties that is substantially and materially different from that presently contemplated by the Credit Documents, (ii) release a primary obligor, or (iii) impair a guarantor’s recourse against the primary obligor; and

(l)	render unenforceable requirements in the Credit Documents that provisions therein may only be waived or amended in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.
4.	Referenced Provision Qualification. Each opinion regarding the validity, binding effect, or enforceability of a provision (the “First Provision”) in any of the Credit Documents requiring any party to perform its obligations under, or to cause any other person to perform its obligations under, any other provision (the “Second Provision”) of any Credit Document, or stating that any action will be taken as provided in or in accordance with any such Second Provision, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect, and enforceability of such Second Provision.
5.	Collateral Qualifications. The opinions and advice contained in our letter are subject to the following advice (terms used herein that are defined in the New York UCC or any other applicable UCC having the meanings for purposes hereof are used herein in accordance with the meanings given to them therein):
(a)	rights of debtors and obligors and duties of secured parties referred to in Sections 1-102(3) and 9-602 of the New York UCC (and the corresponding sections of any other applicable Uniform Commercial Code) may not be waived, released, varied, or disclaimed by agreement, and our opinions regarding any such waivers, releases, variations, and disclaimers are limited accordingly;

(b)	we express no opinion with respect to any self-help remedies with respect to the Collateral to the extent they vary from those available under the New York UCC or other applicable Uniform Commercial Code or with respect to any remedies otherwise inconsistent with the New York UCC (to the extent that the New York UCC is applicable thereto) or other applicable law (including, without limitation, any other applicable Uniform Commercial Code);

(c)	a substantial body of case law treats guarantors as “debtors” under the New York UCC, thereby according guarantors rights and remedies of debtors established by the New York UCC:

(d)	we note that your remedies under the Collateral Agreement with regard to the sale or after the sale of (i) any securities subject to any security interest are subject to compliance with state and federal securities law or (ii) any interest in a limited liability company or partnership interest is subject to compliance with applicable law;

(e)	we express no opinion with respect to the enforceability of any provision of any Credit Document that purports to authorize you to purchase at a private sale the Collateral, which is not subject to widely distributed standard price quotations or sold on a recognized market;

(f)	we express no opinion regarding the characterization of a transaction as one involving the creation of a lien on real property, the characterization of a contract as one in a form sufficient to create a lien or a security interest in real property, the creation, perfection, priority or enforcement of a lien on real property or matters involving ownership or title to any real property;

(g)	we express no opinion regarding the enforceability of any pre-default waiver of notification of disposition of the Collateral, mandatory disposition of the Collateral or redemption rights;

(h)	we express no opinion regarding the enforceability of any provisions asserting that the Collateral is owned by or is property of a secured party prior to such secured party’s foreclosure of such Collateral in accordance with the applicable Uniform Commercial Code or, in the case of cash Collateral, the application of such cash Collateral in payment of the secured obligations;

(i)	we note that our opinions as to the validity, binding effect or enforceability of any Credit Document do not constitute opinions as to the creation, perfection, effect of perfection or priority of any lien or security interest purported to be granted thereunder; as to which matters we express no opinion, except to the extent specifically set forth in opinion paragraph 8;

(j)	we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party or would violate applicable laws concerning real estate or mixed collateral foreclosures or elections of remedies;

(k)	we express no opinion with respect to the adequacy of the waivers set forth in any guaranty insofar as they might not be broad enough for all situations which might arise for which you would find a waiver desirable; and

(l)	we express no opinion with respect to the enforceability of any provision of any Credit Document which purports to authorize you to sign or file financing statements or other documents under circumstances not authorized under the applicable Uniform Commercial Code.

6.	Lender’s Regulatory Qualification. We express no opinion with respect to, and all our opinions are subject to, the effect of the compliance or noncompliance of each of you with any state or federal laws or regulations applicable to you because of your legal or regulatory status or the nature of your business or requiring you to qualify to conduct business in any jurisdiction.
7.	Usury Qualification. We express no opinion with regard to usury or other laws limiting or regulating the maximum amount of interest that may be charged, collected, received or contracted for other than the internal laws of the State of New York, and, without limiting the foregoing, we expressly disclaim any opinion as to the usury or other such laws of any other jurisdiction (including laws of other states made applicable through principles of federal preemption or otherwise) that may be applicable to the transactions contemplated by the Credit Documents.
8.	We express no opinion regarding the enforceability of any “fraudulent conveyance or fraudulent transfer savings clause” in the Guarantee and Collateral Agreement and any similar provision in any other document or agreement to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations.

Schedule B
Assumptions
     For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:
1.	Each of the Credit Parties (i) has the requisite title and rights to any property involved in the transactions effected under the Credit Documents (herein called the “Transactions”) including without limiting the generality of the foregoing, each item of Collateral existing on the date hereof and (ii) will have the requisite title and rights to each item of Collateral arising after the date hereof.

2.	You are existing and in good standing in your jurisdiction of organization.

3.	You have the corporate power or, if you are not a corporation, other requisite power (including, without limitation, under the laws of your jurisdiction of organization) to execute, deliver and to perform your obligations under each of the Credit Documents, and each of the Credit Documents to which you are a party has been duly authorized by all necessary action on your part and, to the extent you are a party, has been duly executed and duly delivered by you.

4.	The Credit Documents to which you are a party constitute valid and binding obligations of yours and are enforceable against you in accordance with their terms (subject to qualifications, exclusions, and other limitations similar to those applicable to our letter).

5.	You have satisfied those legal requirements that are applicable to you to the extent necessary to make the Credit Documents enforceable against you.

6.	You have complied with all legal requirements pertaining to your status as such status relates to your rights to enforce the Credit Documents against the Credit Parties.

7.	Each of the Credit Parties (other than the Delaware Credit Parties) is a corporation or other entity existing and in good standing under the law of their respective state of organization.

8.	Each of the Credit Parties’ (other than the Delaware Credit Parties’) stock holders, board of directors or equivalent governing body has adopted by requisite vote the resolutions or approvals necessary to authorize such Credit Party’s execution, delivery and performance by it of each such Credit Document to which it is a party.

9.	Each of the Credit Documents, including the powers of attorney related to the execution thereof, have been duly executed and delivered by each of the Credit Parties (other than the Delaware Credit Parties) that is a party thereto on the date hereof.

10.	The execution and delivery by each Credit Party (other than the Delaware Credit Parties) of the Credit Documents to which it is a party, and the consummation by it of the lending transactions contemplated by each Credit Document to which it is a party to occur on the date hereof in accordance with the terms thereof will not (a) violate any existing provisions of the Organization Documents of such Credit Party, (b) constitute a violation by such Credit Party of any applicable provision of existing laws or governmental regulation or (c) violate any existing order, writ, injunction, judgment, determination, award or decree of any court or governmental instrumentality applicable to such Credit Party.

11.	No Credit Party (other than the Delaware Credit Parties) is presently required by any law to obtain any consent, approval, authorization or order of any court or governmental agency in order to obtain the right to enter into any of the Credit Documents to which it is a party or to take any of the actions taken by it in connection with the consummation of the lending transactions contemplated by such Credit Documents to occur on the date hereof in accordance with the terms thereof.
12.	Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.
13.	Each Public Authority Document is accurate, complete and authentic and all official public records (including their proper indexing and filing) are accurate and complete. The term (“Public Authority Documents”) means a certificate issued by any secretary of state of any other government official, office or agency concerning a person’s property or status, such as a certificate of corporate or partnership existence or good standing, a certificate concerning tax status, a certificate concerning Uniform Commercial Code filings or a certificate concerning title registration or ownership.
14.	There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.
15.	The conduct of the parties to the Credit Documents has complied with any requirement of good faith, fair dealing, and conscionability.
16.	You have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created as part of, the Transactions.
17.	There are no agreements or understandings among the parties, written or oral (other than the Credit Documents), and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Credit Agreement or any of the other Credit Documents.
18.	The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.
19.	All parties to the Transactions will act in accordance with, and will refrain from taking any actions that are forbidden by, the terms and conditions of the Credit Documents.

20.	All agreements other than the Credit Documents (if any) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.
21.	None of the Credit Parties will in the future take any discretionary action (including a decision not to act) permitted under the Credit Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which such entity may be subject.
22.	The Credit Parties will in the future obtain all permits and governmental approvals required, and will in the future take all actions required, relevant to the consummation of the Transactions or performance of the Credit Documents.
23.	The representations made by each Credit Party in the Credit Documents to which it is a party with respect to its jurisdiction or organization, chief executive office and location of equipment and inventory are and will remain true and correct.
24.	Each natural person who is executing any Credit Document on behalf of any Credit Party has sufficient legal capacity to enter into such Credit Document, and we have no actual knowledge of any such incapacity.
25.	No Lender is subject to Regulation T of the Board of Governors of the Federal Reserve System; and no proceeds of the Loans will be used for any purpose which would violate or be inconsistent with terms of the Credit Agreement.
26.	All information required to be disclosed in connection with any consent or approval by the Credit Parties’ respective board of directors, board of managers, or manager, as applicable, or their stockholders (or equivalent governing or ownership group) and all other information required to be disclosed in connection with any issue relevant to our opinions or any matter relevant to any legal issue covered by our opinions has been fully and fairly disclosed to all persons to whom it is required to be disclosed and no such disclosure contained any relevant error or omission.
27.	Each person who has taken any action relevant to any of our opinions in the capacity of director, management committee member, or officer was duly elected to that director, management committee member, or officer position and held that position when such action was taken.
28.	Each of the Credit Parties’ Organization Documents, all amendments to each such Organization Document, all resolutions adopted establishing classes or series of stock or other equity interests under such Organization Documents have been adopted in accordance with all applicable legal requirements.
29.	The transactions contemplated by the Credit Documents are directly or indirectly related to the business interests of each Credit Party party thereto and the transactions were fair and reasonable to each such entity at the time each such transaction was authorized by such Credit Party, and the transactions were necessary or convenient to the conduct, promotion, or attainment of the business of the Credit Parties.

30.	Immediately prior to the effectiveness of the Amendment Agreement, each of the Existing Credit Agreement, the Existing Guarantee and Collateral Agreement and the other “Loan Documents” (as defined in the Credit Agreement) remains in full force and effect and has not been amended, modified, supplemented (other than to join any Guarantor as a party thereto) or replaced since the Closing Date.

Schedule C
Excluded Law and Legal Issues
     None of the opinions or advice contained in our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:
1.	Federal securities laws and regulations (including all other laws and regulations administered by the United States Securities and Exchange Commission), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments.
2.	Pension and employee benefit laws and regulations (e.g., ERISA).
3.	Federal and state antitrust and unfair competition laws and regulations.
4.	Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended) other than requirements applicable to charter-related documents such as a certificate of merger.
5.	Compliance with fiduciary duty requirements.
6.	The statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing.
7.	Fraudulent transfer and fraudulent conveyance laws.
8.	Federal and state environmental, land use and subdivision, tax, racketeering (e.g., RICO), health and safety and labor laws and regulations.
9.	To the extent not otherwise specified in this Schedule C, applicable zoning and building laws, ordinances, code, rules or regulations (e.g., OSHA).
10.	Federal patent, trademark and copyright, state trademark, and other federal and state intellectual property laws and regulations.
11.	Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws.
12.	Other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).
13.	Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act).

14.	The Anti-Terrorism Order, including Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (together, the “Anti-Terrorism Order”) as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order, the foreign assets control regulations of the United States Treasury Department, and to the extent the following relate to any Anti-Terrorism Law such anti-terrorism law or regulation (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions and Persons Who Commit and Threaten to Commit or Support Terrorism) or the Anti-Terrorism Order: the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Credit Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials.
15.	The Communications Act and the rules, regulations and policies of the Federal Communications Commission promulgated thereunder.
16.	The Federal Power Act, as amended, and the regulations implementing the Federal Power Act, all rules and regulations promulgated under any of the foregoing statutes, the rules, regulations and policies of the Federal Energy Regulatory Commission and any other federal or any state or local regulatory authority, and all other federal state and local laws, orders, regulations, licensing requirements and policies regulating, public utilities, electric utilities or energy facilities or services (and including without limitation any requirement under any such federal, state or local law or regulation that any Credit Party obtain any consent, approval, authorization or order in order to enter into the Credit Documents and perform the transactions contemplated thereby or the effect of any failure to obtain any such consent, approval, authorization or order).
17.	The Fair Packaging and Labeling Act, as amended, the Food, Drug and Cosmetic Act, as amended, the Food Security Act of 1985, as amended, the Perishable Agricultural Commodities Act, as amended, the Food, Agriculture, Conservation and Trade Act of 1990, as amended, the Nutritional Labeling and Education Act, as amended, all rules, policies and regulations promulgated under any of the foregoing statutes, and all other federal, state and local laws, orders, regulations, licensing requirements and policies relating to the ownership, operation, processing, production, distribution, purchase or provisions of, or otherwise regulating, food or farm products or animals.
18.	Federal, state and local liquor licensing laws and regulations.
19.	Title to any property.
20.	The Federal Reserve Board margin regulations.
21.	Any insurance, HMO, health insurance laws, hospital, regulations, directives or executive orders.

22.	Federal, state and local laws, regulations, licensing requirements and policies relating to health care, hospitals, Medicare, Medicaid or CHAMPUS (including those of any state regulatory agency or Centers for Medicare and Medicaid Services).
23.	Federal, state, or local regulation or order, of any authority, which relates to or otherwise imposes liability or standards of conduct concerning the licensure, certification, qualification, or operation of a clinical or pathology laboratory, medical practice or other aspect of a Person’s business subject to such laws, including but not limited to laws governing Medicare and Medicaid laboratories, laws regarding the professional standards of health care professionals; laws governing patient confidentiality and privacy; laws governing the corporate practice of medicine; laws governing laboratories; laws relating to kickbacks, self-referrals and access to health care, as well as the Employee Health Care Access Act; 21 U.S.C. ‘301-392, the Federal Food Drug and Cosmetic Act; 21 U.S.C. 821 et seq., the Federal Drug Abuse Act; Sections 1128, 1128A and 1128B of the Social Security Act; The Clinical Laboratory Improvement Amendments of 1988; 42 U.S.C. 1320a-7b, 42 C.F.R. Part 1001, 42 CFR Chapter IV, Subchapter C; Sections 1876 or 1903 of the Social Security Act; 45 CFR, Part 74; 45 CFR, Part 92; 42 CFR 455.109 Section 306 of the Clean Air Act; 42 U.S.C. ‘1857(h) et seq., Section 508 of the Clean Water Act; 33 U.S.C. ‘1368 et seq., Executive Order 11738 and Environmental Protection Agency regulations; 40 CFR Part 15, Title VI of the Civil Rights Act of 1964; 42 U.S.C. ‘2000 d et seq., Section 504 of the Rehabilitation Act of 1933; 29 U.S.C. ‘7940; Title IX of the Education Amendments of 1972, 20 U.S.C. ‘1681 et seq., the Age Discrimination Act of 1975; 42 U.S.C. ‘6101 et seq., Section 654 of OBRA ‘81; 42 U.S.C. ‘9849 and the Americans with Disabilities Act of 1990; P.L. 101-336, OBRAs 1986 through 1993, as amended, the Health Insurance Portability and Accountability Act, as amended, and any other similar Federal, state or local Regulations.
24.	The effect of any law, regulation or order which becomes effective after the date hereof.
     We have not undertaken any research for purposes of determining whether any of the Credit Parties or any of the Transactions that may occur in connection with the Credit Agreement or any of the other Credit Documents is subject to any law or other governmental requirement other than to those laws and requirements that in our experience would generally be recognized as applicable to the general business corporations which are engaged in transactions of the type contemplated by the Credit Documents and which are not engaged in regulated business activities in the absence of research by lawyers in the State of New York, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter is or was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

Schedule D
Excluded Provisions
     None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Credit Documents:
1.	Covenants not to compete, including without limitation covenants not to interfere with business or employee relations, covenants not to solicit customers, and covenants not to solicit or hire employees.
2.	Indemnification for negligence, bad faith, willful misconduct or wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.
3.	Provisions mandating contribution towards judgments or settlements among various parties.
4.	Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii) rights to counter claim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, and (viii) other benefits to the extent they cannot be waived under applicable law.
5.	Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default.
6.	Time-is-of-the-essence clauses.
7.	Provisions that provide a time limitation after which a remedy may not be enforced.
8.	Confession of judgment clauses.
9.	Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of the right to jury trial; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.
10.	Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings.
11.	Provisions appointing one party as an attorney-in-fact for an adverse party or providing that the decision of any particular person will be conclusive or binding on others.
12.	Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

D-1

13.	Provisions that purport to award attorneys’ fees solely to one party.
14.	Arbitration agreements.
15.	Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.
16.	Provisions relating to the application of insurance proceeds and condemnation awards.
17.	Provisions that provide for the appointment of a receiver or the taking of possession by the Agent.
18.	Provisions or agreements regarding proxies, shareholders agreements, shareholder voting rights, voting trusts, and the like.
19.	Confidentiality agreements.
20.	Provisions, if any, which are contrary to the public policy of jurisdictions covered by our opinions.
21.	Choice of law provisions, other than, under New York statutory choice-of-law rules, those provisions in the Credit Documents that provide that the laws of the State of New York shall govern.
22.	Provisions in any of the Credit Documents requiring any Credit Party to perform its obligations under, or cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Credit Document.
23.	Provisions of the Credit Documents insofar as they authorize you or your affiliates to setoff and apply deposits at any time held, and any other indebtedness at anytime owing by you to or for the account of any Credit Party.
24.	With your permission, Section 9.20(e) of the Credit Agreement.

D-2

Schedule E
Schedule of Guarantors
1. Abilene Hospital, LLC
2. Abilene Merger, LLC
3. Anna Hospital Corporation
4. Arizona DH, LLC
5. Berwick Hospital Company, LLC
6. BH Trans Company, LLC
7. Big Bend Hospital Corporation
8. Big Spring Hospital Corporation
9. Birmingham Holdings, LLC
10. Birmingham Holdings II, LLC
11. Bluefield Holdings, LLC
12. Bluefield Hospital Company, LLC
13. Bluffton Health System LLC
14. Brownsville Hospital Corporation
15. Brownwood Hospital, L.P.
16. Brownwood Medical Center, LLC
17. Carlsbad Medical Center, LLC
18. Centre Hospital Corporation
19. CHHS Holdings, LLC
20. CHS Kentucky Holdings, LLC
21. CHS Pennsylvania Holdings, LLC
22. CHS Virginia Holdings, LLC
23. CHS Washington Holdings, LLC
24. Claremore Regional Hospital, LLC
25. Clarksville Holdings, LLC
26. Cleveland Hospital Corporation
27. Cleveland Regional Medical Center, L.P.
28. Cleveland Tennessee Hospital Company, LLC
29. Clinton Hospital Corporation
30. Coatesville Hospital Corporation
31. College Station Hospital, L.P.
32. College Station Medical Center, LLC
33. College Station Merger, LLC
34. Community GP Corp.
35. Community Health Investment Company, LLC
36. Community LP Corp.
37. CP Hospital GP, LLC
38. CPLP, LLC
39. Crestwood Hospital, LP, LLC
40. Crestwood Hospital, LLC
41. CSMC, LLC
42. CSRA Holdings, LLC
43. Deaconess Holdings, LLC

44. Deaconess Hospital Holdings, LLC
45. Deming Hospital Corporation
46. Desert Hospital Holdings, LLC
47. Detar Hospital, LLC
48. DHSC, LLC
49. DHFW Holdings, LLC
50. Dukes Health System, LLC
51. Dyersburg Hospital Corporation
52. Emporia Hospital Corporation
53. Evanston Hospital Corporation
54. Fallbrook Hospital Corporation
55. Foley Hospital Corporation
56. Forrest City Arkansas Hospital Company, LLC
57. Forrest City Clinic Company, LLC
58. Forrest City Hospital Corporation
59. Fort Payne Hospital Corporation
60. Frankfort Health Partner, Inc.
61. Franklin Hospital Corporation
62. Gadsden Regional Medical Center, LLC
63. Galesburg Hospital Corporation
64. Granbury Hospital Corporation
65. Granite City Hospital Corporation
66. Granite City Illinois Hospital Company, LLC
67. Greenville Hospital Corporation
68. GRMC Holdings, LLC
69. Hallmark Healthcare Company, LLC
70. Hobbs Medco, LLC
71. Hospital of Barstow, Inc.
72. Hospital of Fulton, Inc.
73. Hospital of Louisa, Inc.
74. Hospital of Morristown, Inc.
75. Jackson Hospital Corporation (KY)
76. Jackson Hospital Corporation (TN)
77. Jourdanton Hospital Corporation
78. Kay County Hospital Corporation
79. Kay County Oklahoma Hospital Company, LLC
80. Kirksville Hospital Company, LLC
81. Lakeway Hospital Corporation
82. Lancaster Hospital Corporation
83. Las Cruces Medical Center, LLC
84. Lea Regional Hospital, LLC
85. Lexington Hospital Corporation
86. Longview Merger, LLC
87. LRH, LLC
88. Lutheran Health Network of Indiana, LLC
89. Marion Hospital Corporation

90. Martin Hospital Corporation
91. Massillon Community Health System LLC
92. Massillon Health System LLC
93. Massillon Holdings, LLC
94. McKenzie Tennessee Hospital Company, LLC
95. McNairy Hospital Corporation
96. MCSA, L.L.C.
97. Medical Center of Brownwood, LLC
98. Merger Legacy Holdings, LLC
99. MMC of Nevada, LLC
100. Moberly Hospital Company, LLC
101. MWMC Holdings, LLC
102. National Healthcare of Leesville, Inc.
103. National Healthcare of Mt. Vernon, Inc.
104. National Healthcare of Newport, Inc.
105. Navarro Hospital, L.P.
106. Navarro Regional, LLC
107. NC-DSH, LLC
108. Northampton Hospital Company, LLC
109. Northwest Hospital, LLC
110. NOV Holdings, LLC
111. NRH, LLC
112. Oak Hill Hospital Corporation
113. Oro Valley Hospital, LLC
114. Palmer-Wasilla Health System, LLC
115. Payson Hospital Corporation
116. Pennsylvania Hospital Company, LLC
117. Phillips Hospital Corporation
118. Phoenixville Hospital Company, LLC
119. Pottstown Hospital Company, LLC
120. QHG Georgia Holdings, Inc.
121. QHG Georgia Holdings II, LLC
122. QHG Georgia, LP
123. QHG of Barberton, Inc.
124. QHG of Bluffton Company, LLC
125. QHG of Clinton County, Inc.
126. QHG of Enterprise, Inc.
127. QHG of Forrest County, Inc.
128. QHG of Fort Wayne Company, LLC
129. QHG of Hattiesburg, Inc.
130. QHG of Massillon, Inc.
131. QHG of South Carolina, Inc.
132. QHG of Spartanburg, Inc.
133. QHG of Springdale, Inc.
134. QHG of Warsaw Company, LLC
135. Quorum Health Resources, LLC

136. Red Bud Hospital Corporation
137. Red Bud Illinois Hospital Company, LLC
138. Regional Hospital of Longview, LLC
139. River Region Medical Corporation
140. Roswell Hospital Corporation
141. Russell County Medical Center, Inc.
142. Ruston Hospital Corporation
143. Ruston Louisiana Hospital Company, LLC
144. SACMC, LLC
145. Salem Hospital Corporation
146. San Angelo Community Medical Center, LLC
147. San Angelo Medical, LLC
148. San Miguel Hospital Corporation
149. Shelbyville Hospital Corporation
150. Siloam Springs Arkansas Hospital Company, LLC
151. Siloam Springs Holdings, LLC
152. SouthCrest, L.L.C.
153. Southern Texas Medical Center, LLC
154. Spokane Valley Washington Hospital Company, LLC
155. Spokane Washington Hospital Company, LLC
156. Tennyson Holdings, LLC
157. Tooele Hospital Corporation
158. Triad Healthcare Corporation
159. Triad Holdings III, LLC
160. Triad Holdings IV, LLC
161. Triad Holdings V, LLC
162. Triad Nevada Holdings, LLC
163. Triad of Alabama, LLC
164. Triad of Oregon, LLC
165. Triad-ARMC, LLC
166. Triad-Denton Hospital GP, LLC
167. Triad-Denton Hospital, L.P.
168. Triad-El Dorado, Inc.
169. Triad-Navarro Regional Hospital Subsidiary, LLC
170. Triad-South Tulsa Hospital Company, Inc.
171. VHC Medical, LLC
172. Vicksburg Healthcare, LLC
173. Victoria Hospital, LLC
174. Victoria of Texas, L.P.
175. Virginia Hospital Company, LLC
176. Warren Ohio Hospital Company, LLC
177. Warren Ohio Rehab Hospital Company, LLC
178. Watsonville Hospital Corporation
179. Waukegan Hospital Corporation
180. Waukegan Illinois Hospital Company, LLC
181. Weatherford Hospital Corporation

182. Weatherford Texas Hospital Company, LLC
183. Webb Hospital Corporation
184. Webb Hospital Holdings, LLC
185. Wesley Health System, LLC
186. West Grove Hospital Company, LLC
187. WHMC, LLC
188. Wilkes-Barre Behavioral Hospital Company, LLC
189. Wilkes-Barre Holdings, LLC
190. Wilkes-Barre Hospital Company, LLC
191. Williamston Hospital Corporation
192. Women & Children’s Hospital, LLC
193. Woodland Heights Medical Center, LLC
194. Woodward Health System, LLC
195. Youngstown Ohio Hospital Company, LLC

Schedule I
Specified Agreements
1. Indenture dated as of July 25, 2007 among Borrower, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee, relating to the sale by the Borrower of $3,021,331,000 8 7/8% Senior Notes due 2015.

EXHIBIT C-2
Form of Opinion of General Counsel of Parent
November 5, 2010
The Lenders and the Agent Referred to Below
c/o Credit Suisse AG
as Administrative Agent, Collateral Agent and Issuing Bank
Eleven Madison Avenue
New York, New York 10010
          RE: Amendment and Restatement Agreement, dated as of November 5, 2010
Ladies and Gentlemen:
     I am Executive Vice President, Secretary and General Counsel of CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”), and have acted as Counsel for the Borrower, Community Health Systems, Inc. (“Parent”) and each of the Subsidiaries listed on the Schedule of Guarantors attached hereto as Schedule A (collectively, the “Guarantors” and each a “Guarantor” and together with the Borrower and Parent, the “Credit Parties”) in connection with the Amendment and Restatement Agreement, dated as of even date herewith (the “Amendment Agreement”), among Parent, Borrower, the Guarantors, and Credit Suisse AG, as Administrative Agent and Collateral Agent (the “Agent”), and the Lenders listed on the signature pages thereto, which Amendment Agreement amends and restates (A) the Credit Agreement, dated as of July 25, 2007 (the “Existing Credit Agreement”), among Parent, Borrower, Agent, and the Lenders party thereto (the Existing Credit Agreement, as amended and restated by the Amendment Agreement, the “Amended and Restated Credit Agreement”) and (B) the Guarantee and Collateral Agreement, dated as of July 25, 2007 (the “Existing Guarantee and Collateral Agreement”), among Parent, Borrower, the Guarantors and Agent (the Existing Guarantee and Collateral Agreement as amended and restated by the Amendment Agreement, the “Amended and Restated Guarantee and Collateral Agreement”).
     This opinion is delivered to you pursuant to subsection Section 6(b) of the Amendment Agreement. All capitalized terms used herein that are defined in, or by reference in, the Amended and Restated Credit Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
     In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents, and records of the Credit Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Credit Parties, as I have deemed necessary or appropriate for the purposes of this opinion. I have examined, among other documents, the following (in each case dated as of the date of the Amendment Agreement):
     (a) an executed copy of the Amendment Agreement;
     (b) a copy of the Amended and Restated Credit Agreement; and
     (c) a copy of the Amended and Restated Guarantee and Collateral Agreement.
     The documents referred to in items (a) through (c) above, inclusive, are referred to herein as the “Transaction Documents”.
     In all such examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than with respect to the Credit Parties to the extent signed in my presence), the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of certificates and oral or written statements and other information of or from public officials and others, and assume compliance on the part of all parties to the Transaction Documents with their covenants and agreements contained therein.
     With respect to the opinions expressed in clauses (ii) and (iv) of paragraph (b) below, my opinions are limited (x) to my actual knowledge of the respective business activities and properties of the Credit Parties in respect of such matters and without any independent investigation or verification on my part and (y) to my review of only those laws and regulations that, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.
     To the extent it may be relevant to the opinions expressed herein, I have assumed that the parties to the Transaction Documents, other than Parent, Borrower and the Guarantors, have the corporate power to enter into and perform such documents and that (except as set forth in paragraph (b) below) such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth therein, I am of the opinion that:
     (a) Each Guarantor is a corporation, limited liability company, or limited partnership validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents.
     (b) The execution and delivery by each Credit Party of the Amendment Agreement and the performance by each Credit Party of its respective obligations under each of the Transaction Documents and the borrowings by the Borrower and the grant by each Credit Party of the security interests pursuant to the Transaction Documents to which it is a party (i) have been authorized, in the case of each Guarantor, by all necessary action by such Guarantor, (ii) do not require under present law any filing or registration by any Credit Party with, or approval or consent to any Credit Party of, any governmental agency or authority of the State of Tennessee that has not been made or obtained, except those required in the ordinary course of business in connection with the future performance, if any, by each Credit Party of its respective obligations under certain covenants contained in the Transaction Documents to which it is a party or pursuant to securities or other laws that may be applicable to the disposition of any collateral subject thereto, (iii) do not contravene any provision of the certificate of incorporation or bylaws or similar organizational document of any Guarantor, (iv) do not violate any present law, or present regulation of any governmental agency or authority, of the State of Tennessee known by me to be applicable to any Credit Party or their respective properties, (v) breach or cause a default under any agreement or violate any court decree or order binding upon such Credit Party or its property (this opinion being limited (x) to those agreements, decrees or orders that have been filed as exhibits (or are incorporated by reference as exhibits) to the Form 10-K of Parent for the year ended December 31, 2009 and (y) in that I express, no opinion with respect to any breach, default or violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to me, or arising under or based upon any covenant of a financial or numerical nature or requiring computation), and (vi) will not result in or require the creation or imposition of any Lien upon any properties of a Credit Party pursuant to the provisions of any agreement (this opinion being limited to those agreements that have been filed as exhibits (or are incorporated by reference as exhibits) to the Form 10-K of Parent for the year ended December 31, 2009.
     (c) The Amendment Agreement has been duly executed and delivered on behalf of each Guarantor that is a party thereto.
     To my actual knowledge, I am not aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority, or any arbitration tribunal, against or directly affecting the Credit Parties, or any of their respective properties, which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would adversely affect the legality, validity or enforceability of, any of the Transaction Documents or the transactions contemplated thereby.
     I have issued certain limited opinions above as to the corporate, limited liability company, or limited partnership organization, existence, good standing and authority of the Guarantors under the law of their respective states of organization. I do not purport to be an expert in matters of law of jurisdictions other than the State of Tennessee and the federal law of the United States of America, and have issued my opinions based solely upon my review of the corporate record of each Guarantor.
     The opinions set forth above are subject to the following qualifications and limitations:
     (a) I express no opinion regarding the application of federal or state securities laws to the transactions contemplated in the Transaction Documents;

     (b) I express no opinion regarding (i) the effect of fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (ii) restrictions relating to capital adequacy that may be applicable to any Guarantor to the extent any Transaction Document may be deemed a dividend or distribution; and
     (c) to the extent that section 8.31 of the Revised Model Business Corporation Act (as adopted in any state in which a Credit Party is incorporated) or other corporation law analogous thereto may apply, I have assumed the transactions described in the Transaction Documents are fair to the Credit Parties.
     I am qualified to practice law in the State of Tennessee, and I am no expert in and express no opinions as to the laws of other jurisdictions other than to the federal laws of the United States of America and the laws of the State of Tennessee, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.
[Remainder of page intentionally left blank.]

     The opinions expressed herein are solely for the benefit of the Lenders and the Agent and may not be relied on in any manner or for any purpose by any other person or entity.

Very truly yours,

Schedule A
Schedule of Guarantors
Abilene Hospital, LLC
Abilene Merger, LLC
Anna Hospital Corporation
Arizona DH, LLC
Berwick Hospital Company, LLC
BH Trans Company, LLC
Big Bend Hospital Corporation
Big Spring Hospital Corporation
Birmingham Holdings, LLC
Birmingham Holdings II, LLC
Bluefield Holdings, LLC
Bluefield Hospital Company, LLC
Bluffton Health System, LLC
Brownsville Hospital Corporation
Brownwood Hospital, L.P.
Brownwood Medical Center, LLC
Carlsbad Medical Center, LLC
Centre Hospital Corporation
CHHS Holdings, LLC
CHS Kentucky Holdings, LLC
CHS Pennsylvania Holdings, LLC
CHS Virginia Holdings, LLC
CHS Washington Holdings, LLC
Claremore Regional Hospital, LLC
Clarksville Holdings, LLC
Cleveland Hospital Corporation
Cleveland Regional Medical Center, L.P.
Cleveland Tennessee Hospital Company, LLC
Clinton Hospital Corporation
Coatesville Hospital Corporation
College Station Hospital, L.P.
College Station Medical Center, LLC
College Station Merger, LLC
Community GP Corp.
Community Health Investment Company, LLC
Community LP Corp.
CP Hospital GP, LLC
CPLP, LLC
Crestwood Hospital, LP, LLC
Crestwood Hospital, LLC
CSMC, LLC
CSRA Holdings, LLC
Deaconess Holdings, LLC

Deaconess Hospital Holdings, LLC
Deming Hospital Corporation
Desert Hospital Holdings, LLC
Detar Hospital, LLC
DHSC, LLC
DHFW Holdings, LLC
Dukes Health System, LLC
Dyersburg Hospital Corporation
Emporia Hospital Corporation
Evanston Hospital Corporation
Fallbrook Hospital Corporation
Foley Hospital Corporation
Forrest City Arkansas Hospital Company, LLC
Forrest City Clinic Company, LLC
Forrest City Hospital Corporation
Fort Payne Hospital Corporation
Frankfort Health Partner, Inc.
Franklin Hospital Corporation
Gadsden Regional Medical Center, LLC
Galesburg Hospital Corporation
Granbury Hospital Corporation
Granite City Hospital Corporation
Granite City Illinois Hospital Company, LLC
Greenville Hospital Corporation
GRMC Holdings, LLC
Hallmark Healthcare Company, LLC
Hobbs Medco, LLC
Hospital of Barstow, Inc.
Hospital of Fulton, Inc.
Hospital of Louisa, Inc.
Hospital of Morristown, Inc.
Jackson Hospital Corporation (KY)
Jackson Hospital Corporation (TN)
Jourdanton Hospital Corporation
Kay County Hospital Corporation
Kay County Oklahoma Hospital Company, LLC
Kirksville Hospital Company, LLC
Lakeway Hospital Corporation
Lancaster Hospital Corporation
Las Cruces Medical Center, LLC
Lea Regional Hospital, LLC
Lexington Hospital Corporation
Longview Merger, LLC
LRH, LLC
Lutheran Health Network of Indiana, LLC
Marion Hospital Corporation

Martin Hospital Corporation
Massillon Community Health System LLC
Massillon Health System LLC
Massillon Holdings, LLC
McKenzie Tennessee Hospital Company, LLC
McNairy Hospital Corporation
MCSA, L.L.C.
Medical Center of Brownwood, LLC
Merger Legacy Holdings, LLC
MMC of Nevada, LLC
Moberly Hospital Company, LLC
MWMC Holdings, LLC
National Healthcare of Leesville, Inc.
National Healthcare of Mt. Vernon, Inc.
National Healthcare of Newport, Inc.
Navarro Hospital, L.P.
Navarro Regional, LLC
NC-DSH, LLC
Northampton Hospital Company, LLC
Northwest Hospital, LLC
NOV Holdings, LLC
NRH, LLC
Oak Hill Hospital Corporation
Oro Valley Hospital, LLC
Palmer-Wasilla Health System, LLC
Payson Hospital Corporation
Pennsylvania Hospital Company, LLC
Phillips Hospital Corporation
Phoenixville Hospital Company, LLC
Pottstown Hospital Company, LLC
QHG Georgia Holdings, Inc.
QHG Georgia Holdings II, LLC
QHG Georgia, L.P.
QHG of Barberton, Inc.
QHG of Bluffton Company, LLC
QHG of Clinton County, Inc.
QHG of Enterprise, Inc.
QHG of Forrest County, Inc.
QHG of Fort Wayne Company, LLC
QHG of Hattiesburg, Inc.
QHG of Massillon, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.
QHG of Springdale, Inc.
QHG of Warsaw Company, LLC
Quorum Health Resources, LLC

Red Bud Hospital Corporation
Red Bud Illinois Hospital Company, LLC
Regional Hospital of Longview, LLC
River Region Medical Corporation
Roswell Hospital Corporation
Russell County Medical Center, Inc.
Ruston Hospital Corporation
Ruston Louisiana Hospital Company, LLC
SACMC, LLC
Salem Hospital Corporation
San Angelo Community Medical Center, LLC
San Angelo Medical, LLC
San Miguel Hospital Corporation
Shelbyville Hospital Corporation
Siloam Springs Arkansas Hospital Co., LLC
Siloam Springs Holdings, LLC
SouthCrest, L.L.C.
Southern Texas Medical Center, LLC
Spokane Valley Washington Hospital Co., LLC
Spokane Washington Hospital Company, LLC
Tennyson Holdings, LLC
Toelle Hospital Corporation
Triad Healthcare Corporation
Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings V, LLC
Triad Nevada Holdings, LLC
Triad of Alabama, LLC
Triad of Oregon, LLC
Triad-ARMC, LLC
Triad-Denton Hospital GP, LLC
Triad-Denton Hospital, L.P.
Triad-El Dorado, Inc.
Triad-Navarro Regional Hospital Subsidiary, LLC
Triad-South Tulsa Hospital Company, Inc.
VHC Medical, LLC
Vicksburg Healthcare, LLC
Victoria Hospital, LLC
Victoria of Texas, L.P.
Virginia Hospital Company, LLC
Warren Ohio Hospital Company, LLC
Warren Ohio Rehab Hospital Company, LLC
Watsonville Hospital Corporation
Waukegan Hospital Corporation
Waukegan Illinois Hospital Company, LLC
Weatherford Hospital Corporation

Weatherford Texas Hospital Company, LLC
Webb Hospital Corporation
Webb Hospital Holdings, LLC
Wesley Health System, LLC
West Grove Hospital Company, LLC
WHMC, LLC
Wilkes-Barre Behavioral Hospital Company, LLC
Wilkes-Barre Holdings, LLC
Wilkes-Barre Hospital Company, LLC
Williamston Hospital Corporation
Women & Children’s Hospital, LLC
Woodland Heights Medical Center, LLC
Woodward Health System, LLC
Youngstown Ohio Hospital Company, LLC